FOR IMMEDIATE RELEASE

     STRATEGIC STORAGE TRUST INC. ACQUIRES REMAINING INTERESTS IN TEN PROPERTY PORTFOLIO

Prime Self-Storage Facilities are Located in Texas, Georgia and North Carolina

     LADERA RANCH, Calif. - February 16, 2011 - Strategic Storage Trust, Inc. (SSTI) - a publicly registered non-traded REIT targeting the self-storage market - recently acquired an 80.25% interest in a portfolio containing ten properties totaling approximately 5,440 units and 726,000 square feet based on a total portfolio value purchase price of $37.55 million. SSTI previously acquired the other 19.75% interest in transactions from September 2009 through November 2010.

     The sites will be rebranded under the SmartStopSM Self Storage trade name.

     "This ten property portfolio is an ideal fit for our growing brand and strategy, allowing for continued expansion in these markets," said H. Michael Schwartz, SSTI's chairman and CEO.

     Five of the properties are located in Texas, which total approximately 2,860 units and 413,000 square feet. The two Georgia properties total approximately 1,000 units and 134,000 square feet. The three self-storage properties in North Carolina total approximately 1,580 units and 179,000 square feet.

     Since the launch of SSTI in 2008, SSTI's portfolio of wholly-owned properties has expanded to include 55 properties in 16 states and Canada.

About Strategic Storage Trust, Inc.

Strategic Storage Trust, Inc. (SSTI) is the first and only self-storage REIT in the public non-traded REIT marketplace. SSTI is one of five publicly registered self-storage REITs in the United States and is one of the fastest growing REITs nationwide. The Strategic Storage Trust management team is comprised of industry veterans with extensive institutional experience in the acquisition and property management of self-storage properties. The REIT's storage facilities are branded as SmartStopSM Self Storage throughout the country. Its portfolio includes approximately 37,000 self-storage units and 4.7 million rentable square feet of storage space. SSTI's sponsor is Strategic Capital Holdings LLC, which manages a growing portfolio of over 7 million square feet of commercial properties, including 5.5 million square feet of self-storage facilities, with a combined market value of over $755 million.

For more information about SSTI, please call 949-429-6600 or visit www.strategicstoragetrust.com

To view our properties and locations or to find a nearby storage facility, visit www.smartstopselfstorage.com

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue," or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties relating to financing availability and capital proceeds; uncertainties relating to the closing of property acquisitions; uncertainties relating to the public offering of our common stock; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in the Company's prospectus, as amended from time to time. This is neither an offer nor a solicitation to purchase securities.

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Genevieve Anton
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